Exhibit 99.1

Camping World Holdings, Inc. Reports Record Second Quarter Revenue and Second Strongest Second Quarter Earnings Since Inception

LINCOLNSHIRE, IL – August 2, 2022 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (the “Company” or “CWH”), America’s Recreation Dealer, today reported results for the second quarter ended June 30, 2022.

Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. stated, “We are pleased with the sale of almost 39,000 new and used RVs which contributed to record revenues for the second quarter. We believe our team has both the focus and experience to navigate our business through changes in market conditions as evidenced by our solid financial results.”

Second Quarter Operating Highlights

●	Revenue was a record $2.2 billion for the second quarter, an increase of $106.8 million, or 5.2%.
●	Gross profit was $716.8 million, a decrease of $43.1 million, or 5.7%, and gross margin was 33.1%, a decrease of 380 basis points driven primarily by the higher cost of new vehicles.
●	Net income was $198.0 million, a decrease of $48.1 million, or 19.5%.
●	Diluted earnings per share of Class A common stock was $2.01 in 2022 versus $2.33 in 2021. Adjusted earnings per share - diluted(1) of Class A common stock was $2.16 in 2022 versus $2.51 in 2021.
●	Adjusted EBITDA(1) was $277.7 million, a decrease of $55.6 million, or 16.7%.
●	New and used vehicle inventories were $1.7 billion, an increase of $782.5 million from June 30, 2021. This increase was driven primarily by the easing of new vehicle supply chain constraints in our core categories experienced in much of the prior year. To a lesser extent, the increase was also driven by the strategic growth of our used vehicle business and an additional three locations.
●	On June 29, 2022, the Company paid our regular quarterly dividend of $0.625 per share of Class A common stock, or $2.50 per share on an annualized basis.

________________________

(1)Adjusted earnings per share – diluted and adjusted EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s second quarter 2022 financial results is scheduled for August 3, 2022, at 7:30 am Central Time. Investors and analysts can participate on the conference call by dialing 1-877-407-9039 (international callers please dial 1-201-689-8470) and using conference ID# 13730725. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. The Company’s position as sole managing member of CWGS, LLC includes periods where the Company has held a minority economic interest in CWGS, LLC. As of June 30,

2022 and December 31, 2021, the Company owned 49.8% and 51.2%, respectively, of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the second quarter ended June 30, 2022 to our financial results from the second quarter ended June 30, 2021.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle. With over 185 locations in 42 states, Camping World has grown to become prime destinations for everything RV.

For more information, please visit http://www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about macroeconomic trends and our business plans and goals, including statements regarding the strength of our business, our long-term plan, potential stock repurchases, future dividend payments and our future financial results. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic, which has had, and could have in the future, certain negative impacts on our business; risks related to the cybersecurity incident announced in February 2022; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on six fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers and lending institutions; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

In addition, this press release references projected annualized dividend payments. Future declarations of quarterly dividends are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, receipt of excess tax distributions from CWGS Enterprises, LLC, its business prospects and other factors that Camping World’s Board of Directors may deem relevant.

We intend to use our official Facebook, Twitter, and Instagram accounts, each at the handle @CampingWorld, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should subscribe to these accounts, in addition to following our press releases, SEC filings, public conference calls and webcasts. These social media channels may be updated from time to time.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Good Sam Services and Plans	$49,593	$46,902	$94,152	$87,773
RV and Outdoor Retail
New vehicles	1,077,252	1,058,778	1,912,211	1,880,754
Used vehicles	555,958	460,137	958,990	754,394
Products, service and other	278,001	305,554	492,974	556,824
Finance and insurance, net	195,407	177,685	348,785	315,939
Good Sam Club	12,421	12,751	23,916	23,904
Subtotal	2,119,039	2,014,905	3,736,876	3,531,815
Total revenue	2,168,632	2,061,807	3,831,028	3,619,588
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	18,958	17,180	35,661	31,604
RV and Outdoor Retail
New vehicles	852,171	758,108	1,496,541	1,401,788
Used vehicles	414,169	334,829	716,994	558,022
Products, service and other	164,222	189,952	300,382	344,098
Good Sam Club	2,319	1,895	4,455	3,739
Subtotal	1,432,881	1,284,784	2,518,372	2,307,647
Total costs applicable to revenue	1,451,839	1,301,964	2,554,033	2,339,251

Gross profit:
Good Sam Services and Plans	30,635	29,722	58,491	56,169
RV and Outdoor Retail
New vehicles	225,081	300,670	415,670	478,966
Used vehicles	141,789	125,308	241,996	196,372
Products, service and other	113,779	115,602	192,592	212,726
Finance and insurance, net	195,407	177,685	348,785	315,939
Good Sam Club	10,102	10,856	19,461	20,165
Subtotal	686,158	730,121	1,218,504	1,224,168
Total gross profit	716,793	759,843	1,276,995	1,280,337

Operating expenses:
Selling, general, and administrative	441,123	432,249	826,438	769,283
Debt restructure expense	—	9,031	—	9,031
Depreciation and amortization	17,627	13,044	43,162	25,745
Long-lived asset impairment	2,618	536	2,618	1,082
Lease termination	944	—	1,122	1,756
Loss (gain) on sale or disposal of assets	381	10	430	(89)
Total operating expenses	462,693	454,870	873,770	806,808
Income from operations	254,100	304,973	403,225	473,529
Other expense:
Floor plan interest expense	(8,733)	(3,371)	(14,999)	(6,761)
Other interest expense, net	(14,935)	(11,789)	(29,236)	(24,012)
Loss on debt restructure	—	(1,390)	—	(1,390)
Tax Receivable Agreement liability adjustment	—	—	—	(3,520)
Other (expense) income, net	(72)	—	(295)	45
Total other expense	(23,740)	(16,550)	(44,530)	(35,638)
Income before income taxes	230,360	288,423	358,695	437,891
Income tax expense	(32,375)	(42,347)	(53,411)	(44,390)
Net income	197,985	246,076	305,284	393,501
Less: net income attributable to non-controlling interests	(113,674)	(136,888)	(176,243)	(221,991)
Net income attributable to Camping World Holdings, Inc.	$84,311	$109,188	$129,041	$171,510

Earnings per share of Class A common stock:
Basic	$2.02	$2.37	$3.03	$3.83
Diluted	$2.01	$2.33	$3.01	$3.74
Weighted average shares of Class A common stock outstanding:
Basic	41,737	45,983	42,640	44,790
Diluted	42,139	47,550	43,171	90,422

Camping World Holdings, Inc.

Supplemental Data

	Three Months Ended June 30,		Increase		Percent
	2022	2021	(decrease)		Change
Unit sales
New vehicles	23,404	26,181	(2,777)		(10.6%)
Used vehicles	15,555	14,319	1,236		8.6%
Total	38,959	40,500	(1,541)		(3.8%)

Average selling price
New vehicles	$46,029	$40,441	$5,588		13.8%
Used vehicles	$35,741	$32,135	$3,607		11.2%

Same store unit sales(1)
New vehicles	21,163	25,000	(3,837)		(15.3%)
Used vehicles	14,307	13,785	522		3.8%
Total	35,470	38,785	(3,315)		(8.5%)

Same store revenue(1) ($ in 000's)
New vehicles	$981,826	$1,017,141	$(35,315)		(3.5%)
Used vehicles	516,752	447,648	69,104		15.4%
Products, service and other	191,032	232,019	(40,987)		(17.7%)
Finance and insurance, net	180,189	171,916	8,273		4.8%
Total	$1,869,799	$1,868,724	$1,075		0.1%

Average gross profit per unit
New vehicles	$9,617	$11,484	$(1,867)		(16.3%)
Used vehicles	$9,115	8,751	$364		4.2%
Finance and insurance, net per vehicle unit	$5,016	4,387	$628		14.3%
Total vehicle front-end yield(2)	$14,433	14,905	$(473)		(3.2%)

Gross margin
Good Sam Services and Plans	61.8%	63.4%	(160)	bps
New vehicles	20.9%	28.4%	(750)	bps
Used vehicles	25.5%	27.2%	(173)	bps
Products, service and other	40.9%	37.8%	309	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	81.3%	85.1%	(381)	bps
Subtotal RV and Outdoor Retail	32.4%	36.2%	(386)	bps
Total gross margin	33.1%	36.9%	(380)	bps

Inventories ($ in 000's)
New vehicles	$1,329,604	$645,670	$683,934		105.9%
Used vehicles	358,060	259,511	98,549		38.0%
Products, parts, accessories and misc.	307,789	291,506	16,283		5.6%
Total RV and Outdoor Retail inventories	$1,995,453	$1,196,687	$798,766		66.7%

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$7,346	$3,669	$3,677		100.2%
Used vehicle inventory per dealer location	$1,978	1,474	$504		34.2%

Vehicle inventory turnover(3)
New vehicle inventory turnover	2.4	3.9	(1.5)		(38.3%)
Used vehicle inventory turnover	3.7	5.0	(1.3)		(26.6%)

Retail locations
RV dealerships	181	176	5		2.8%
RV service & retail centers	8	10	(2)		(20.0%)
Subtotal	189	186	3		1.6%
Other retail stores	1	1	—		0.0%
Total	190	187	3		1.6%

Other data
Active Customers(4)	5,460,819	5,482,640	(21,821)		(0.4%)
Good Sam Club members	2,077,410	2,215,227	(137,817)		(6.2%)
Service bays (5)	2,613	2,485	128		5.2%
Finance and insurance gross profit as a % of total vehicle revenue	12.0%	11.7%	27	bps	n/a
Same store locations	168	n/a	n/a		n/a

	Six Months Ended June 30,		Increase		Percent
	2022	2021	(decrease)		Change
Unit sales
New vehicles	42,424	47,614	(5,190)		(10.9%)
Used vehicles	26,531	24,638	1,893		7.7%
Total	68,955	72,252	(3,297)		(4.6%)

Average selling price
New vehicles	$45,074	$39,500	$5,574		14.1%
Used vehicles	$36,146	$30,619	$5,527		18.1%

Same store unit sales(1)
New vehicles	38,786	46,143	(7,357)		(15.9%)
Used vehicles	24,556	24,018	538		2.2%
Total	63,342	70,161	(6,819)		(9.7%)

Same store revenue(1) ($ in 000's)
New vehicles	$1,759,188	$1,826,882	$(67,694)		(3.7%)
Used vehicles	896,901	738,731	158,170		21.4%
Products, service and other	337,243	412,803	(75,560)		(18.3%)
Finance and insurance, net	323,110	308,374	14,736		4.8%
Total	$3,316,442	$3,286,790	$29,652		0.9%

Average gross profit per unit
New vehicles	$9,798	$10,059	$(261)		(2.6%)
Used vehicles	9,121	7,970	1,151		14.4%
Finance and insurance, net per vehicle unit	5,058	4,373	685		15.7%
Total vehicle front-end yield(2)	14,596	13,720	876		6.4%

Gross margin
Good Sam Services and Plans	62.1%	64.0%	(187)	bps
New vehicles	21.7%	25.5%	(373)	bps
Used vehicles	25.2%	26.0%	(80)	bps
Products, service and other	39.1%	38.2%	86	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	81.4%	84.4%	(299)	bps
Subtotal RV and Outdoor Retail	32.6%	34.7%	(205)	bps
Total gross margin	33.3%	35.4%	(204)	bps

Inventories ($ in 000's)
New vehicles	$1,329,604	$645,670	$683,934		105.9%
Used vehicles	358,060	259,511	98,549		38.0%
Products, parts, accessories and misc.	307,789	291,506	16,283		5.6%
Total RV and Outdoor Retail inventories	$1,995,453	$1,196,687	$798,766		66.7%

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$7,346	$3,669	$3,677		100.2%
Used vehicle inventory per dealer location	1,978	1,474	504		34.2%

Vehicle inventory turnover(3)
New vehicle inventory turnover	2.4	3.9	(1.5)		(38.3%)
Used vehicle inventory turnover	3.7	5.0	(1.3)		(26.6%)

Retail locations
RV dealerships	181	176	5		2.8%
RV service & retail centers	8	10	(2)		(20.0%)
Subtotal	189	186	3		1.6%
Other retail stores	1	1	—		0.0%
Total	190	187	3		1.6%

Other data
Active Customers(4)	5,460,819	5,482,640	(21,821)		(0.4%)
Good Sam Club members	2,077,410	2,215,227	(137,817)		(6.2%)
Service bays (5)	2,613	2,485	128		5.2%
Finance and insurance gross profit as a % of total vehicle revenue	12.1%	12.0%	16	bps	n/a
Same store locations	168	n/a	n/a		n/a

(1) Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.

(2) Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used vehicle unit sales.

(3) Inventory turnover calculated as vehicle costs applicable to revenue over the last twelve months divided by the average quarterly ending vehicle inventory over the last twelve months.

(4) An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

(5) A service bay is a fully constructed bay dedicated to service, installation, and collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

($ in Thousands Except Per Share Amounts)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$133,957	$267,332
Contracts in transit	150,929	57,741
Accounts receivable, net	125,957	101,644
Inventories	1,995,796	1,792,865
Prepaid expenses and other assets	61,308	64,295
Total current assets	2,467,947	2,283,877
Property and equipment, net	688,297	599,324
Operating lease assets	711,589	750,876
Deferred tax assets, net	182,212	199,321
Intangible assets, net	22,943	30,970
Goodwill	507,284	483,634
Other assets	30,029	24,927
Total assets	$4,610,301	$4,372,929
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$249,218	$136,757
Accrued liabilities	238,941	189,595
Deferred revenues	95,730	95,467
Current portion of operating lease liabilities	60,816	62,217
Current portion of finance lease liabilities	10,563	4,964
Current portion of Tax Receivable Agreement liability	11,686	11,322
Current portion of long-term debt	15,826	15,822
Notes payable – floor plan, net	1,000,808	1,011,345
Other current liabilities	86,975	70,834
Total current liabilities	1,770,563	1,598,323
Operating lease liabilities, net of current portion	735,267	774,889
Finance lease liabilities, net of current portion	96,604	74,752
Tax Receivable Agreement liability, net of current portion	159,790	171,073
Revolving line of credit	20,885	20,885
Long-term debt, net of current portion	1,371,444	1,377,751
Deferred revenues	73,076	69,024
Other long-term liabilities	82,741	52,338
Total liabilities	4,310,370	4,139,035
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 47,855,259 issued and 41,789,323 outstanding as of June 30, 2022 and 47,805,259 issued and 44,130,956 outstanding as of December 31, 2021	476	475
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued as of June 30, 2022 and December 31, 2021; and 41,466,964 outstanding as of June 30, 2022 and December 31, 2021	4	4
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	127,508	98,113
Treasury stock, at cost; 5,781,764 and 3,390,131 shares as of June 30, 2022 and December 31, 2021, respectively	(202,561)	(130,006)
Retained earnings	265,974	189,471
Total stockholders' equity attributable to Camping World Holdings, Inc.	191,401	158,057
Non-controlling interests	108,530	75,837
Total stockholders' equity	299,931	233,894
Total liabilities and stockholders' equity	$4,610,301	$4,372,929

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2022	2021	2022	2021
Numerator:
Net income	$197,985	$246,076	$305,284	$393,501
Less: net income attributable to non-controlling interests	(113,674)	(136,888)	(176,243)	(221,991)
Net income attributable to Camping World Holdings, Inc. — basic	$84,311	$109,188	129,041	171,510
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	405	1,772	738	—
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	—	—	—	166,495
Net income attributable to Camping World Holdings, Inc. — diluted	$84,716	$110,960	$129,779	$338,005
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	41,737	45,983	42,640	44,790
Dilutive options to purchase Class A common stock	44	169	66	167
Dilutive restricted stock units	358	1,398	465	1,177
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	—	—	—	44,288
Weighted-average shares of Class A common stock outstanding — diluted	42,139	47,550	43,171	90,422

Earnings per share of Class A common stock — basic	$2.02	$2.37	$3.03	$3.83
Earnings per share of Class A common stock — diluted	$2.01	$2.33	$3.01	$3.74

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Restricted stock units	3,256	14	2,448	8
Common units of CWGS, LLC that are convertible into Class A common stock	42,045	43,057	42,045	—

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Trailing Twelve-Month (“TTM”) Adjusted EBITDA, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and TTM Adjusted EBITDA to the most directly comparable GAAP financial performance measures, which are net income, net income, net income margin, and net income, respectively (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
EBITDA and Adjusted EBITDA:
Net income	$197,985	$246,076	$305,284	$393,501
Other interest expense, net	14,935	11,789	29,236	24,012
Depreciation and amortization	17,627	13,044	43,162	25,745
Income tax expense	32,375	42,347	53,411	44,390
Subtotal EBITDA	262,922	313,256	431,093	487,648
Long-lived asset impairment (a)	2,618	536	2,618	1,082
Lease termination (b)	944	—	1,122	1,756
Loss (gain) on sale or disposal of assets, net (c)	381	10	430	(89)
Equity-based compensation (d)	8,968	6,047	20,642	12,156
Tax Receivable Agreement liability adjustment (e)	—	—	—	3,520
Restructuring costs (f)	1,854	3,010	3,877	6,077
Loss and expense on debt restructure (g)	—	10,421	—	10,421
Adjusted EBITDA	$277,687	$333,280	$459,782	$522,571

	Three Months Ended June 30,		Six Months Ended June 30,
(as percentage of total revenue)	2022	2021	2022	2021
Adjusted EBITDA margin:
Net income margin	9.1%	11.9%	8.0%	10.9%
Other interest expense, net	0.7%	0.6%	0.8%	0.7%
Depreciation and amortization	0.8%	0.6%	1.1%	0.7%
Income tax expense	1.5%	2.1%	1.4%	1.2%
Subtotal EBITDA margin	12.1%	15.2%	11.3%	13.5%
Long-lived asset impairment (a)	0.1%	0.0%	0.1%	0.0%
Lease termination (b)	0.0%	—	0.0%	0.0%
Loss (gain) on sale or disposal of assets, net (c)	0.0%	0.0%	0.0%	(0.0%)
Equity-based compensation (d)	0.4%	0.3%	0.5%	0.3%
Tax Receivable Agreement liability adjustment (e)	—	—	—	0.1%
Restructuring costs (f)	0.1%	0.1%	0.1%	0.2%
Loss and expense on debt restructure (g)	—	0.5%	—	0.3%
Adjusted EBITDA margin	12.8%	16.2%	12.0%	14.4%

	Three Months Ended				TTM Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
($ in thousands)	2022	2022	2021	2021	2022
Adjusted EBITDA:
Net income	$197,985	$107,299	$59,266	$189,308	$553,858
Other interest expense, net	14,935	14,301	11,650	11,250	52,136
Depreciation and amortization	17,627	25,535	17,121	23,552	83,835
Income tax expense	32,375	21,036	8,865	38,869	101,145
Subtotal EBITDA	262,922	168,171	96,902	262,979	790,974
Long-lived asset impairment (a)	2,618	—	1,646	316	4,580
Lease termination (b)	944	178	126	329	1,577
Loss (gain) on sale or disposal of assets, net (c)	381	49	(583)	96	(57)
Equity-based compensation (d)	8,968	11,674	28,867	6,913	56,422
Tax Receivable Agreement liability adjustment (e)	—	—	(707)	—	(707)
Restructuring costs (f)	1,854	2,023	2,262	17,362	23,501
Loss and expense on debt restructure (g)	—	—	3,023	24	3,047
Adjusted EBITDA	$277,687	$182,095	$131,536	$288,019	$879,337

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which relate to locations affected by the 2019 Strategic Shift.
(b)

Represents the loss on the termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.

(c)	Represents an adjustment to eliminate the losses and gains on disposals and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)	Represents an adjustment to eliminate the loss (gain) on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(f)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above (see (b) above).

(g)	Represents the loss and expense incurred on debt restructure and financing expense of $3.0 million in legal and other expenses related to the new term loan facility in 2021.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income Non-GAAP financial measures; earnings per share of Class A common stock – basic, in the case of Adjusted Earnings Per Share – Basic; and earnings per share of Class A common stock – diluted, in the case of the Adjusted Earnings Per Share – Diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2022	2021	2022	2021
Numerator:
Net income attributable to Camping World Holdings, Inc.	$84,311	$109,188	$129,041	$171,510
Adjustments related to basic calculation:
Loss and expense on debt restructure (a):
Gross adjustment	—	10,421	—	10,421
Income tax expense for above adjustment (b)	—	(1,373)	—	(1,373)
Long-lived asset impairment (c):
Gross adjustment	2,618	536	2,618	1,082
Income tax expense for above adjustment (b)	(99)	—	(99)	—
Lease termination (d):
Gross adjustment	944	—	1,122	1,756
Income tax expense for above adjustment (b)	—	—	—	(39)
Loss (gain) on sale or disposal of assets (e):
Gross adjustment	381	10	430	(89)
Income tax expense for above adjustment (b)	(3)	3	(3)	2
Equity-based compensation (f):
Gross adjustment	8,968	6,047	20,642	12,156
Income tax expense for above adjustment (b)	(951)	(707)	(2,288)	(1,361)
Tax Receivable Agreement liability adjustment (g):
Gross adjustment	—	—	—	3,520
Income tax expense for above adjustment (b)	—	—	—	(898)
Restructuring costs (h)
Gross adjustment	1,854	3,010	3,877	6,077
Income tax expense for above adjustment (b)	—	(52)	—	(65)
Adjustment to net income attributable to non-controlling interests resulting from the above adjustments (i)	(7,397)	(9,680)	(14,224)	(15,489)
Adjusted net income attributable to Camping World Holdings, Inc. – basic	90,626	117,403	141,116	187,210
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (j)	—	2,533	1,110	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (k)	—	(628)	(299)	—
Reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (j)	121,071	—	—	237,480
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (j)	(29,735)	—	—	(58,213)
Assumed income tax expense of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the dilutive exchange of common units in CWGS, LLC (l)	(511)	—	—	(12,693)
Adjusted net income attributable to Camping World Holdings, Inc. – diluted	$181,451	$119,308	$141,927	$353,784
Denominator:
Weighted-average Class A common shares outstanding – basic	41,737	45,983	42,640	44,790
Adjustments related to diluted calculation:
Dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (m)	42,045	—	—	44,288
Dilutive options to purchase Class A common stock (m)	44	169	66	167
Dilutive restricted stock units (m)	358	1,398	465	1,177
Adjusted weighted average Class A common shares outstanding – diluted	84,184	47,550	43,171	90,422

Adjusted earnings per share - basic	$2.17	$2.55	$3.31	$4.18
Adjusted earnings per share - diluted	$2.16	$2.51	$3.29	$3.91

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2022	2021	2022	2021
Anti-dilutive amounts (n):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (j)	$—	$144,035	$189,357	$—
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (k)	$—	$(35,733)	$(49,986)	$—
Assumed income tax benefit of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (l)	$—	$226	$5,837	$—
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (m)	—	43,057	42,045	—

Reconciliation of per share amounts:
Earnings per share of Class A common stock - basic	$2.02	$2.37	$3.03	$3.83
Non-GAAP Adjustments (o)	0.15	0.18	0.28	0.35
Adjusted earnings per share - basic	$2.17	$2.55	$3.31	$4.18

Earnings per share of Class A common stock - diluted	$2.01	$2.33	$3.01	$3.74
Non-GAAP Adjustments (o)	0.15	0.18	0.28	0.35
Dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (p)	—	—	—	(0.17)
Dilutive options to purchase Class A common stock and/or restricted stock units (p)	—	—	—	(0.01)
Adjusted earnings per share - diluted	$2.16	$2.51	$3.29	$3.91

(a)	Represents the loss and expense incurred on debt restructure and financing expense, which is comprised of $0.4 million in extinguishment of the original issue discount and $1.0 million in extinguishment of capitalized finance costs related to the Previous Term Loan Facility, and $9.0 million in legal and other expenses related to the New Term Loan Facility.
(b)	Represents the current and deferred income tax expense or benefit effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses an effective tax rate of 25.4% and 25.5% for the adjustments for the 2022 and 2021 periods, respectively, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.
(c)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which relate to locations affected by the

2019 Strategic Shift.

(d)	Represents the loss on termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from the lease termination fees and the derecognition of the operating lease assets and liabilities.
(e)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(f)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(g)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(h)	Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include other associated costs. These costs exclude lease termination costs, which are presented separately above (see (d) above).
(i)	Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 50.2% and 48.4% for the three months ended June 30, 2022 and 2021, respectively, and 49.6% and 49.7% for the six months ended June 30, 2022 and 2021, respectively.
(j)	Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.
(k)	Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses an effective tax rate of 25.4% and 25.5% for the adjustments for 2022 and 2021 periods, respectively.
(l)	Typically represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. However, for the three and six months ended June 30, 2021, this adjustment included the reversal of the $0.1 million expense and $14.8 million benefit, respectively, from changes in the valuation allowance for Camping World, Inc. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rate of 25.4% and 25.5% during the 2022 and 2021 periods, respectively, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods were included in these amounts and the $14.8 million release of valuation allowance during the six months ended June 30, 2021 was considered to be reversed and excluded from adjusted net income attributable to Camping World Holdings, Inc. – diluted for purposes of this calculation.
(m)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(n)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(o)	Represents the per share impact of the Non-GAAP adjustments to net income detailed above (see (a) through (h) above).

(p)	Represents the per share impact of stock options, restricted stock units, and/or common units of CWGS, LLC from the difference in their dilutive impact between the GAAP and Non-GAAP earnings per share calculations.

Our “Up-C” corporate structure may make it difficult to compare our results with those of companies with a more traditional corporate structure. There can be a significant fluctuation in the numerator and denominator for the calculation of our adjusted earnings per share – diluted depending on if the common units in CWGS, LLC are considered dilutive or anti-dilutive for a given period. To improve comparability of our financial results, users of our financial statements may find it useful to review our earnings per share assuming the full exchange of common units in CWGS, LLC for all periods, even when those common units would be anti-dilutive. The relevant numerator and denominator adjustments have been provided under “Anti-dilutive amounts” in the table above (see (m) above).

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP Financial Measures:

●	as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
●	for planning purposes, including the preparation of our internal annual operating budget and financial projections;
●	to evaluate the performance and effectiveness of our operational strategies; and
●	to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA, as calculated for our subsidiary CWGS Group, LLC, to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited consolidated financial statements included elsewhere in this press release as indicators of financial performance. Some of the limitations are:

●	such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
●	such measures do not reflect changes in, or cash requirements for, our working capital needs;
●	some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
●	some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
●	other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP Financial Measures only supplementally. As noted in the tables above, certain of the Non-GAAP Financial Measures include adjustments for loss and expense on debt restructure, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Contacts

Investors:
InvestorRelations@campingworld.com

(866) 895-5330

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com